Exhibit 4.22

SECURITY AGREEMENT

This is a Security Agreement covering personal property as well as other property real and/or personal

PUGET SOUND ENERGY, INC.

TO

BNY MIDWEST TRUST COMPANY,

TRUSTEE

____________________

THIRTY-SECOND SUPPLEMENTAL INDENTURE

Dated as of April 1, 2005

SUPPLEMENTING

INDENTURE OF FIRST MORTGAGE

Dated as of April 1, 1957

THIS THIRTY-SECOND SUPPLEMENTAL INDENTURE, made as of the 1st day of April, 2005, by and between Puget Sound Energy, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the "Company"), party of the first part, and BNY Midwest Trust Company, an Illinois trust company, with a principal corporate trust office at 2 North LaSalle Street, Suite 1020, Chicago, Illinois, 60602 (successor to Harris Trust and Savings Bank) (hereinafter sometimes called the "Trustee"), as Trustee under the Indenture of First Mortgage dated as of April 1, 1957 (hereinafter called the "Original Indenture" or, as heretofore supplemented and modified, hereinafter called the "Indenture"), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: that

WHEREAS, Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "First Predecessor Company"), which was merged into Washington Natural Gas Company, a corporation organized and existing under the laws of the State of Washington (hereinafter called the "Second Predecessor Company") on August 9, 1978, had heretofore executed and delivered to the Trustee its Original Indenture, in order, among other things, to secure, as provided therein, the payment of the principal of and premium, if any, and interest on its bonds (in the Indenture and herein called the "Bonds") at any time issued and outstanding thereunder according to their tenor and effect, said Bonds to be designated generally as its "First Mortgage Bonds," and to be issued in one or more series as provided in the Original Indenture; and

WHEREAS, the First Predecessor Company had heretofore executed and delivered sixteen indentures supplemental to the Original Indenture as follows: First Supplemental Indenture, dated as of April 1, 1957, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.H. Long, an individual, to act as Co-Trustee jointly with the Trustee, Second Supplemental Indenture dated as of October 1, 1959, Third Supplemental Indenture dated as of May 1, 1961, Fourth Supplemental Indenture dated as of May 1, 1963, Fifth Supplemental Indenture dated as of June 1, 1965, Sixth Supplemental Indenture dated as of August 1, 1966, Seventh Supplemental Indenture dated as of February 1, 1967, Eighth Supplemental Indenture dated as of September 1, 1967, Ninth Supplemental Indenture dated as of September 1, 1968, Tenth Supplemental Indenture dated as of June 1, 1970, Eleventh Supplemental Indenture dated as of April 1, 1971, Twelfth Supplemental Indenture dated as of November 1, 1972, Thirteenth Supplemental Indenture dated as of September 1, 1975, Fourteenth Supplemental Indenture dated as of September 15, 1975, Fifteenth Supplemental Indenture dated as of March 1, 1977 and Sixteenth Supplemental Indenture dated as of June 1, 1977, naming and appointing, pursuant to the provisions of Section 15.18 of the Original Indenture, R.G. Mason, an individual, to act as successor Co-Trustee, pursuant to each of which supplemental indentures, except said First, Seventh, and Sixteenth Supplemental Indentures, the First Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Sixth and Seventh Supplemental Indentures provided for certain modifications of the Original Indenture; and

WHEREAS, the Second Predecessor Company has heretofore executed and delivered a Seventeenth Supplemental Indenture dated as of August 9, 1978, whereby the Second Predecessor Company succeeded to the First Predecessor Company with the same effect as if the Second Predecessor Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the First Predecessor Company merged into the Second Predecessor Company on August 9, 1978 whereupon the Second Predecessor Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the First Predecessor Company since the execution and delivery of the Original Indenture, which by the terms of the Original Indenture is subject or intended to be subjected to the lien thereof; and

WHEREAS, the Second Predecessor Company has also heretofore executed and delivered an Eighteenth Supplemental Indenture dated as of September 1, 1979, a Nineteenth Supplemental Indenture dated as of January 15, 1982, a Twentieth Supplemental Indenture dated as of August 15, 1983, a Twenty-first Supplemental Indenture dated as of August 15, 1983, a Twenty-second Supplemental Indenture dates as of July 15, 1986, a Twenty-third Supplemental Indenture dated as of July 15, 1986, a Twenty-fourth Supplemental Indenture dated as of December 15, 1987, a Twenty-fifth Supplemental Indenture dated as of August 15, 1988, a Twenty-sixth Supplemental Indenture dated as of September 1, 1990, a Twenty-seventh Supplemental Indenture dated as of September 1, 1990, a Twenty-eighth Supplemental Indenture dated as of July 1, 1991, a Twenty-ninth Supplemental Indenture dated as of June 1, 1993 and a Thirtieth Supplemental Indenture dated as of August 15, 1995 pursuant to each of which supplemental indentures the Second Predecessor Company provided for the creation of an issue of First Mortgage Bonds, and said Twenty-second and Twenty-eighth Supplemental Indentures provided for certain modifications of the Original Indenture; and

WHEREAS, the Company has heretofore executed and delivered a Thirty-first Supplemental Indenture dated as of February 10, 1997, whereby the Company succeeded to the Second Predecessor Company with the same effect as if the Company had been named in the Original Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Second Predecessor Company merged into the Issuer on February 10, 1997 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, immunities and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Indenture, which by the terms of the Indenture is subject or intended to be subjected to the lien thereof, such Thirty-first Supplemental Indenture further provided for certain modifications of the original indenture;

WHEREAS, pursuant to the Original Indenture, as heretofore supplemented and modified, there have been executed, authenticated, delivered and issued and there are outstanding as of the date hereof, First Mortgage Bonds of series and in principal amounts as follows:

Principal Amount of Bonds	Series
Twenty-Five Million Dollars ($25,000,000)	9.57% First Mortgage Bonds due 2020
Four Million Five Hundred Thousand Dollars ($4,500,000)	6.51% and 6.10% Secured Medium-Term Notes, Series B due 2008
Thirteen Million Dollars ($13,000,000)	6.83% and 6.90% Secured Medium-Term Notes, Series B due 2013
Thirty-One Million Dollars ($31,000,000)	6.92% and 6.93% Secured Medium-Term Notes, Series C due 2005
Ten Million Dollars ($10,000,000)	6.58% Secured Medium-Term Notes, Series C due 2006
Twenty-Five Million Dollars ($25,000,000)	7.02% and 7.04% Secured Medium-Term Notes, Series C due 2007
Eight Million Dollars ($8,000,000)	6.61% and 6.62% Secured Medium-Term Notes, Series C due 2009
Seven Million Dollars ($7,000,000)	7.12% Secured Medium-Term Notes, Series C due 2010
Twelve Million Dollars ($12,000,000)	7.35% and 7.36% Secured Medium-Term Notes, Series C due 2015
Seventeen Million Dollars ($17,000,000)	7.15% and 7.20% Secured Medium-Term Notes, Series C due 2025

WHEREAS, R.G. Mason, the successor Co-Trustee, resigned on July 31, 1993 and no successor trustee was appointed to replace him;

WHEREAS, Harris Trust and Savings Bank (the "Original Trustee") resigned as Trustee, Paying Agent and Registrar under the Indenture on April 1, 2002;

WHEREAS, effective April 1, 2002, the Company appointed BNY Midwest Trust Company to act as Trustee, Paying Agent and Registrar to succeed the Original Trustee in such capacities under the Indenture;

WHEREAS, the Company has entered into an Indenture (the "Debenture Indenture") dated as of December 1, 1997 with U.S. Bank National Association (as successor to State Street Bank and Trust Company) as trustee (in such capacity, the "Debenture Indenture Trustee") pursuant to which the Company proposes to issue from time to time its Senior Notes (the "Senior Notes") and the Company has agreed to make certain payments to the Debenture Indenture Trustee in respect of the principal of, premium, if any, and interest on such Senior Notes; and

WHEREAS, in order to secure the payment and performance of its obligations under such Debenture Indenture, the Company has agreed to create new Bonds from time to time with substantially the same terms as the Senior Notes; to issue and deliver such Bonds to the Debenture Indenture Trustee in trust for the benefit of the owners from time to time of the Senior Notes; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated as "Pledged First Mortgage Bonds" due Nine Months or More From Date of Issue (hereinafter sometimes called "Bonds of the New Series"), and has authorized the issuance of an unlimited aggregate principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Thirty-Second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation of the Bonds of the New Series, designating such series to be created and specifying the form and provisions of the Bonds of the New Series; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of and interest on the aggregate principal amount of such Bonds of the New Series as may be issued pursuant to this Thirty-Second Supplemental Indenture, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Thirty-Second Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds of the New Series issued and to be issued under this Thirty-Second Supplemental Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds of the New Series contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Energy, Inc., organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto BNY Midwest Trust Company, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Indenture, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof;

TO HAVE AND TO HOLD all and singular the said property, and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds of the New Series issued and to be issued under and secured by this Thirty-Second Supplemental Indenture, and to secure the payment of such Bonds of the New Series and the interest thereon, prior to the Substitution Date (as defined herein), in accordance with the provisions of said Bonds of the New Series and of this Thirty-Second Supplemental Indenture, without priority or distinction as to lien or otherwise of any Bonds of the New Series over any other Bonds of the New Series so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by this Thirty-Second Supplemental Indenture, and to secure the performance of and compliance with the covenants and conditions of this Thirty-Second Supplemental Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in this Thirty-Second Supplemental Indenture set forth; provided, however, that on the Substitution Date, the Bonds of the New Series will cease to secure the Senior Notes, and, at the option of the Company, the Senior Notes either (i) will become unsecured general obligations of the Company or (ii) will be secured by first mortgage bonds issued under another mortgage indenture; it being hereby agreed as follows, to wit:

ARTICLE ONE

BONDS OF THE NEW SERIES AND CERTAIN
PROVISIONS RELATING THERETO

SECTION 1.01

A.	Terms of Bonds of the New Series

There shall be hereby established a series of bonds, known as and entitled "Pledged First Mortgage Bonds" (herein referred to as the "Bonds of the New Series"). The aggregate principal amount of the Bonds of the New Series shall not be limited and shall be initially authenticated and delivered from time to time upon delivery to the Trustee of the documents required by the Indenture, including a resolution of the Board of Directors of the Company, or the Securities Pricing Committee of such Board of Directors, specifying the following with respect to each issue of the Bonds of the New Series: (i) any limitations on the aggregate principal amount of such issue of Bonds of the New Series, (ii) the Original Issue Date (as defined below) or Dates for such issue of Bonds of the New Series, (iii) the stated maturity of such issue of Bonds of the New Series (provided that no Bond of the New Series shall mature on a date less than nine months from its Original Issue Date), (iv) the interest rate or rates, or method of calculation of such rate or rates, for such issue of Bonds of the New Series, (v) the terms, if any, regarding the optional or mandatory redemption of such issue of Bonds of the New Series, including the redemption date or dates, if any, and the price or prices applicable to such redemption (including any premium), (vi) whether or not such issue of Bonds of the New Series shall be entitled to the benefit of any sinking fund, and the terms, if any, of such sinking fund, (vii) the designation of such issue of Bonds of the New Series, (viii) if the form of such Bonds of the New Series is not as described herein, the form of such Bonds of the New Series, (ix) the maximum annual interest rate, if any, of the Bonds of the New Series permitted for such issue, (x) any other information necessary to complete the Bonds of the New Series of such issue and (xi) any other terms of such issue not inconsistent with the Indenture or this Thirty-Second Supplemental Indenture.

The definitive Bonds of the New Series shall be issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof or such other amount or amounts as may be authorized by a resolution of the Board of Directors of the Company or the Securities Pricing Committee of such Board of Directors.

Both principal of and interest on the Bonds of the New Series (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at a corporate trust office, in the City of New York, New York, of the Trustee.

The definitive Bonds of the New Series may, at the option of the Company, be fully engraved or printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the New Series shall be dated and issued as of the date of its authentication by the Trustee (the "Original Issue Date"). Each Bond of the New Series shall bear interest from the later of its Original Issue Date or the most recent date to which interest has been paid or duly provided for with respect to such Bond of the New Series until the principal of such Bond of the New Series is paid or made available for payment, and interest on each Bond of the New Series shall be payable on each interest payment date after the Original Issue Date.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any Bond of the New Series is registered at the close of business on any record date (as determined by the Board of Directors of the Company or the Securities Pricing Committee of such Board of Directors) with respect to any interest payment date for such Bond of the New Series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the New Series upon any registration of transfer, exchange or substitution thereof subsequent to such record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the New Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the New Series shall be the registered holders of such Bonds of the New Series on the record date for payment of such defaulted interest. Unless otherwise determined by the Board of Directors of the Company or the Securities Pricing Committee of such Board of Directors, the term "record date" as used in this Section 1.01, and in the form of the Bonds of the New Series, with respect to any interest payment date applicable to any Bond of the New Series, shall mean the last day of the calendar month next preceding such interest payment date unless such interest payment date is the date of maturity of such Bond of the New Series, in which event the record date shall be the date of maturity of such Bond of the New Series.

In case of failure by the Company to pay any interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the New Series registered on the books of the Company, and the Company, by not less than 10 days' written notice to the bondholders, may fix a subsequent record date, not more than 15 days or less than 10 days prior to the date fixed for the payment of such interest, for determination of the holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of the bondholders or of the Trustee consequent on any default.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the New Series; however, the Company may also act as the registrar and transfer agent in lieu of the Trustee. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the New Series for a period of 15 days next preceding any designation of Bonds of the New Series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any Bonds designated in whole for redemption or that part of any Bond designated in part for redemption.

Notwithstanding any other provision of the Indenture to the contrary, the Company shall receive a credit against its obligations to make any payment in respect of the principal of, or premium, if any, or interest on, any Bond of the New Series (whether at maturity, upon redemption or otherwise), and such obligations shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, or premium, if any, or interest on, the Senior Notes initially issued contemporaneously with such Bond of the New Series shall have been fully or partially paid or there shall have been deposited with the Debenture Indenture Trustee pursuant to the Debenture Indenture sufficient available funds to fully or partially pay the then due principal of, or premium, if any, or interest on, such Senior Notes. The obligations of the Company hereunder to make such payment of principal of, premium, if any, or interest on, such Bond of the New Series shall be deemed to have been reduced by the amount of such credit.

The Debenture Indenture requires that if any Senior Note in respect of which this Bond was delivered to the Debenture Indenture Trustee pursuant to the Debenture Indenture is deemed paid and discharged pursuant to Section 5.01 of the Debenture Indenture, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on this Bond shall be satisfied and discharged and this Bond shall cease to secure such Senior Note in any manner and, the Debenture Indenture Trustee shall surrender this Bond, subject to the limitations of the Debenture Indenture, to the Company for cancellation.

The Bonds of the New Series shall be issued and delivered pursuant to the Debenture Indenture to, registered in the name of, and held by, the Debenture Indenture Trustee in trust for the benefit of the owners from time to time of the Senior Notes. The Debenture Indenture Trustee shall not sell, assign or transfer any of the Bonds of the New Series except to a successor trustee under the Debenture Indenture. The Company may take such actions as it shall deem desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on the Bonds of the New Series.

B.	Form of Bonds of the New Series

The Bonds of the New Series, and the Trustee's authentication certificate to be executed on the Bonds of the New Series, shall be in substantially the following forms respectively:

[FORM OF FACE OF BOND OF THE NEW SERIES]

REGISTERED

$___________

No. _____________

PUGET SOUND ENERGY, INC.

PLEDGED FIRST MORTGAGE BOND
Original Issue Date: __________________	Interest Rate: ______________%	Maturity Date: _________________
Initial Redemption Date: __________________	Initial Redemption Percentage: _______________	Annual Redemption Percentage Reduction: _________________

PUGET SOUND ENERGY, INC., a corporation of the state of Washington (the "Company"), for value received hereby promises to pay to

DOLLARS

or registered assigns, the principal sum of _____________ on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date set forth above or from the most recent date to which interest has been paid or duly provided for, semiannually in arrears on __________ and __________ in each year (each, an "Interest Payment Date"), commencing on the first such Interest Payment Date succeeding the Original Issue Date set forth above, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid in full on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will be paid to the person in whose name this Bond is registered (the "Holder") at the close of business on the ___ calendar day next preceding such Interest Payment Date (the "Regular Record Date"); provided that the first Interest Payment Date for any Bond, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, further, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder not more than 15 days nor fewer than 10 days prior to such Special Record Date.

Both principal of and interest on this Bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at a corporate trust office, in the City of New York, New York, of the Trustee.

If any Interest Payment Date or the date on which the principal of this Bond is required to paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or the date on which the principal of this Bond is required to be paid, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Bond is required to be paid.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, The City of New York, or in the city where the corporate trust office of the Debenture Indenture Trustee (as defined on the reverse hereof) is located, are obligated or authorized by law or executive order to close.

This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND ENERGY, INC. has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND ENERGY, INC.

Dated:

By _______________________________
Its _______________________________

And by ____________________________
Its ________________________________

[FORM OF REVERSE OF BOND OF THE NEW SERIES]

PUGET SOUND ENERGY, INC.

Pledged First Mortgage Bond

This Bond is one of the Bonds of the above-designated series, of an unlimited authorized amount of Bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of April 1, 1957, executed and delivered by the Company to Harris Trust and Savings Bank (BNY Midwest Trust Company, successor) as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Thirty-Second Supplemental Indenture dated as of April 1, 2005, relating, among other things, to the Bonds of the above-designated series, and by all other instruments supplemental thereto (herein sometimes called the "Indenture"), reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said Bonds, the rights and remedies of the Holder of this Bond in regard thereto, and the terms and conditions upon which Bonds may be issued.

The Bonds of this series shall be issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof or such other amount or amounts as may be authorized by a resolution of the Board of Directors or the Securities Pricing Committee of the Board of Directors.

This Bond is issued to secure the payment and performance of the Company's obligations under the Indenture, dated as of December 1, 1997 (the "Debenture Indenture"), with U.S. Bank National Association (successor to State Street Bank and Trust Company), as Trustee (the "Debenture Indenture Trustee") to make payments in respect of the principal of, premium, if any, and interest on Senior Notes of the Company (the "Senior Notes") initially issued contemporaneously with this Bond.

Notwithstanding any other provision of the Indenture to the contrary, the Company shall receive a credit against its obligations to make any payment in respect of the principal of, or premium, if any, or interest on, this Bond (whether at maturity, upon redemption or otherwise), and such obligations shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due principal of, or premium, if any, or interest on, the Senior Notes of the Company initially issued contemporaneously with this Bond shall have been fully or partially paid or there shall have been deposited with the Debenture Indenture Trustee pursuant to the Debenture Indenture sufficient available funds to fully or partially pay the then due principal of, or premium, if any, or interest on, such Senior Notes. The obligations of the Company to make such payment of principal of, premium, if any, or interest on, this Bond shall be deemed to have been reduced by the amount of such credit.

This Bond is not transferable except as required to effect transfer to any successor trustee under the Debenture Indenture.

This Bond is subject to redemption at the option of the Company on any date on and after the Initial Redemption Date, if any, specified on the face hereof (any date fixed for redemption shall hereafter be referred to as a "Redemption Date"). If no Initial Redemption Date is set forth on the face hereof, this Bond may not be redeemed at the option of the Company prior to the Maturity Date specified on the face hereof. On and after the Initial Redemption Date, if any, this Bond may be redeemed at any time in whole or from time to time in part at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not less than 30 days nor more than 60 days prior to the Redemption Date. In the event of redemption of this Bond in part only, a new Bond of like tenor and series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

If this Bond is redeemable in the foregoing manner at the option of the Company, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the face hereof, of the principal amount of this Bond to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

If this Bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this Bond shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in principal amount of the Bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of Bonds shall be at the time outstanding, not less than 66-2/3% in principal amount of the Bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the Bonds; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this Bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the Bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the Bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the Bonds outstanding and of each such series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this Bond may be declared due and payable before maturity as provided in said Indenture.

The registered owner of this Bond is the Debenture Indenture Trustee. The Debenture Indenture requires that if any Senior Note in respect of which this Bond was delivered to the Debenture Indenture Trustee pursuant to the Debenture Indenture is deemed paid and discharged pursuant to Section 5.01 of the Debenture Indenture, the obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on this Bond shall be satisfied and discharged and this Bond shall cease to secure such Senior Note in any manner, and the Debenture Indenture Trustee shall surrender this Bond, subject to the limitations of the Debenture Indenture, to the Company for cancellation.

The Thirty-Second Supplemental Indenture provides that in the event of any default of the interest due on any interest payment date, such interest shall not be payable to the holder of the Bond on the original record date but shall be paid to the registered holder of such Bond on the subsequent record date established for payment of such defaulted interest.

It is part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, shareholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

This is one of the Bonds, of the series designated herein, described in the within-mentioned Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee

By ___________________________________
Authorized Officer

SECTION 1.02	Redemption Provisions

    As designated by resolution of the Board of Directors of the Company or the Securities Pricing Committee of such Board of Directors, the Bonds of the New Series may be subject to redemption prior to maturity, as a whole at any time or in part from time to time, at the option of the Company, upon payment of the Redemption Price designated by such Board of Directors, or Securities Pricing Committee of the Board of Directors, together with interest accrued thereon to the date fixed for redemption, upon not less than 30 days' nor more than 60 days' notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the New Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period.  Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice. The foregoing provision with respect to notice shall be subject to all other conditions and provisions of the Indenture not inconsistent herewith.

SECTION 1.03	Renewal Fund

Notwithstanding the provisions of Section 4.06 of the Original Indenture, the Company hereby covenants that, so long as any of the Bonds of the New Series shall remain outstanding, (a) the covenants made by the Company in Section 4.04 of the Original Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any renewal fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section 4.04 or in Section 2.03 of the Indenture. Cash deposited in the depreciation fund may not be applied to the redemption of the Bonds of the New Series.

SECTION 1.04	Duration of Effectiveness of Article One

    This Article shall be in force and effect only so long as any of the Bonds of the New Series are outstanding.

SECTION 1.05	Execution and Delivery

An unlimited aggregate principal amount of Bonds of the New Series may forthwith, upon execution and delivery of the Thirty-Second Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

SECTION 1.06	Substitution

On the Substitution Date (as defined below), the Trustee will deliver to the Company for cancellation all Bonds of the New Series. The Company will cause the Trustee to provide notice to all holders of Bonds of the New Series prior to the occurrence of the Substitution Date. "Substitution Date" shall mean the date that all Bonds issued and outstanding under the Indenture ("Gas Bonds"), other than the Bonds of the New Series or any other Bonds issued to secure the Company's obligations on its Senior Notes, and all first mortgage bonds of the Company issued and outstanding under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called "First and Refunding Mortgage"), dated as of June 2, 1924 (the "Electric Mortgage"), from the Company, formerly Puget Sound Power & Light Company, to BNY Midwest Trust Company, successor to Old Colony Trust Company, as trustee, as supplemented and amended ("Electric Bonds" and, together with the Gas Bonds, the "First Mortgage Bonds"), other than Electric Bonds issued to secure the Company's obligations on its Senior Notes, have been retired (at, before or after the maturity thereof) through payment, redemption or otherwise (including those Gas Bonds deemed to be paid within the meaning of the Indenture and those Electric Bonds deemed to be paid within the meaning of the Electric Mortgage).

SECTION 1.07       Definitions

All other terms used but not otherwise defined in this Thirty-Second Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

ARTICLE TWO

PRINCIPAL AMOUNT PRESENTLY TO BE OUTSTANDING

SECTION 2.01

The total aggregate principal amount of Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be One Hundred Fifty-Two Million Five Hundred Thousand Dollars ($152,500,000); namely, the series of Bonds set forth herein:
Principal Amount of Bonds	Series
Twenty-Five Million Dollars ($25,000,000)	9.57% First Mortgage Bonds due 2020
Four Million Five Hundred Thousand Dollars ($4,500,000)	6.51% and 6.10% Secured Medium-Term Notes, Series B due 2008
Thirteen Million Dollars ($13,000,000)	7.19% Secured Medium-Term Notes, Series B due 2023
Thirty-One Million Dollars ($31,000,000)	6.92% and 6.93% Secured Medium-Term Notes, Series C due 2005
Ten Million Dollars ($10,000,000)	6.58% Secured Medium-Term Notes, Series C due 2006
Twenty-Five Million Dollars ($25,000,000)	7.02% and 7.04% Secured Medium-Term Notes, Series C due 2007
Eight Million Dollars ($8,000,000)	6.61% and 6.62% Secured Medium-Term Notes, Series C due 2009
Seven Million Dollars ($7,000,000)	7.12% Secured Medium-Term Notes, Series C due 2010
Twelve Million Dollars ($12,000,000)	7.35% and 7.36% Secured Medium-Term Notes, Series C due 2015
Seventeen Million Dollars ($17,000,000)	7.15% and 7.20% Secured Medium-Term Notes, Series C due 2025

now issued and outstanding, and the aggregate principal amount of Bonds of the New Series that may be authenticated and delivered pursuant to Section 2.02 of this Thirty-Second Supplemental Indenture. Additional Bonds of the New Series and of any other series established after the execution and delivery of this Thirty-Second Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02

Without limitation as to aggregate principal amount, Bonds of the New Series may forthwith, upon execution and delivery of this Thirty-Second Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.01

This Thirty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all the provisions, terms, covenants, and conditions of the Indenture shall be applicable to the Bonds of the New Series to the same extent as if specifically set forth herein.

SECTION 3.02

The Trustee has accepted the amendment of the Indenture effected by this Thirty-Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect of any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (a) the validity or sufficiency of this Thirty-Second Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company by corporate action or otherwise, and (c) the due execution hereof by the Company.

SECTION 3.03

The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of the Thirty-Second Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted so long as any of the Bonds issued under the Indenture are outstanding; and -that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04

This Thirty-Second Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05

Although this Thirty-Second Supplemental Indenture is dated for convenience and for the purpose of reference as of April 1, 2005, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Energy, Inc. has caused this Thirty-Second Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and BNY Midwest Trust Company, in token of its acceptance of the trust hereby created has caused this Thirty-Second Supplemental Indenture to be signed in its corporate name and behalf by its Vice President or one of its Assistant Vice Presidents, and its corporate seal to be hereunto affixed and attested by one of its Vice Presidents, Assistant Vice Presidents or one of its Assistant Secretaries, all on April __, 2005, but as of the day and year first above written.

PUGET SOUND ENERGY, INC.

By /s/ Donald E. Gaines_
Donald E. Gaines
Vice President Finance and Treasurer

Attest:

/s/ James W. Eldredge_
James W. Eldredge
Corporate Secretary

BNY MIDWEST TRUST COMPANY

By /s/ J. Bartolini
J. Bartolini
Vice President

Attest:

/s/ D. G. Donovan_
D. G. Donovan

STATE OF WASHINGTON )
) ss.
COUNTY OF KING  )

On this 22nd day of April 2005, before me personally appeared Donald E. Gaines and James W. Eldredge to me known to be a Vice President Finance and Treasurer and Corporate Secretary, respectively, of PUGET SOUND ENERGY, INC., one of the corporations that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS THEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

_____________________________________
Carol A. Nelson

Notary Public for the State of Washington
Residing at Redmond
My commission expires: July 20, 2005

STATE OF ILLINOIS     )
) ss.
COUNTY OF COOK     )

On this ____ day of April 2005, before me personally appeared

J. Bartolini and D.G. Donovan, to me known to be a Vice President and Assistant Vice President, respectively, of BNY Midwest Trust Company, one of the corporations that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to and did in the name and on behalf of said corporation execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

_____________________________________
[Signature of Notary]
_______________________________________
[Printed Name of Notary]
Notary Public for the State Illinois
Residing at ______________________________
[City of Residence]
My commission expires: ______________20___
    [Month Day Year]